Subsidiaries of the Registrant:

1. GoHealth.MD, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

2. Eye Care Centers International, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

3.TTI Strategic Acquisitions & Equity Group, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

4. G T International, Inc.

Wyoming Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011